Exhibit 10.1

Execution Version

TRANSFER AGREEMENT

This TRANSFER AGREEMENT (this “Agreement”), dated as of February 19, 2013, is made by and between Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (“PEPL”), and Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, ETP and Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), have entered into that certain Redemption and Transfer Agreement (the “RTA”), dated as of November 19, 2013, pursuant to which, among other things, ETP agreed to assign to ETE 100% of the outstanding limited liability company interests (the “Trunkline Interest”) in Trunkline LNG Company, LLC, a Delaware limited liability company (“Trunkline”), in exchange for, among other consideration, the Redemption of the Redeemed Units (each as defined in the RTA);

WHEREAS, pursuant to the RTA, ETP agreed to cause, through one or a series of transactions (the “Assignment Transactions”), the Trunkline Interest to be transferred to ETP by Trunkline LNG Holdings LLC, a Delaware limited liability company (“Trunkline Holdings”) in exchange for the cancellation by ETP of the Intercompany Notes (as defined below) and the entrance into the New 2029 Note (as defined below);

WHEREAS, the first step of the Assignment Transactions was completed on February 19, 2014 when Trunkline Holdings transferred the Trunkline Interest to Panhandle Holdings LLC, a Delaware limited liability company (“Panhandle Holdings”);

WHEREAS, the second step of the Assignment Transactions was completed on February 19, 2014 when Panhandle Holdings transferred the Trunkline Interest to PEPL;

WHEREAS, PEPL, as successor in interest to Southern Union Company, a Delaware corporation, and ETP are parties to (i) that certain Intercompany Promissory Note, dated as of August 6, 2013 pursuant to which PEPL has agreed to repay to ETP $277,486,000.00 plus applicable interest relating to ETP’s 7.60% Senior Notes due February 1, 2024 (the “2024 Note”), (ii) that certain Intercompany Promissory Note, dated as of August 6, 2013 pursuant to which PEPL has agreed to repay to ETP $545,531,00.00 plus applicable interest relating to ETP’s Floating Rate Junior Subordinated Notes due November 1, 2066 (the “Floating Rate Note”) and (iii) that certain Intercompany Promissory Note, dated as of August 6, 2013 pursuant to which PEPL has agreed to repay to ETP $266,675,000.00 plus applicable interest relating to ETP’s 8.25% Senior Notes due November 15, 2029 (the “Old 2029 Note” and, together with the 2024 Note and the Floating Rate Note, the “Intercompany Notes”);

WHEREAS, as the third step of the Assignment Transactions, PEPL desires to assign to ETP all of PEPL’s right, title and interest in and to the Trunkline Interest, and ETP desires to accept the assignment of all of PEPL’s right, title and interest in and to the Trunkline Interest in exchange for (i) the full repayment and cancellation of the Intercompany Notes, each of which shall be cancelled and cease to exist, and (ii) the entrance by PEPL and ETP into the New 2029 Note.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

TRANSFER; CONSIDERATION; CLOSING

Section 1.1 Transfer of Interest. Simultaneously with the execution and delivery of this Agreement, PEPL hereby irrevocably transfers, grants, assigns and conveys the Trunkline Interest to ETP (the “Transfer”) in full repayment of the Intercompany Note, which shall be cancelled and cease to exist as described in Section 1.2 hereof, and ETP hereby accepts the assignment of the Trunkline Interest from PEPL.

Section 1.2 Cancellation of the Intercompany Notes and Entrance into the New 2029 Note. As consideration for the Transfer, (i) the Intercompany Notes shall be deemed repaid in full and cancelled by ETP (the “Cancellation”), and such Cancellation is evidenced concurrently with the execution of this Agreement by the return of the Intercompany Notes from ETP to PEPL, and (ii) at the Closing, PEPL and ETP shall enter into a new Intercompany Promissory Note, dated as of the date hereof, relating to ETP’s 8.25% Senior Notes due November 15, 2029, substantially in the form attached hereto as Annex A (the “New 2029 Note”).

Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PEPL; DISCLAIMER

Section 2.1 Representations and Warranties of PEPL. PEPL hereby represents and warrants that:

(a) It is a limited partnership, duly organized and validly existing and in good standing under the Laws (as hereinafter defined) of the State of Delaware, with all requisite limited partnership power and authority to own its properties and assets and to conduct its business as presently conducted;

(b) (i) It has all necessary limited partnership power and authority to execute and deliver this Agreement, the New 2029 Note and all documents necessary to be executed in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) to which it is, or will be, a party and to consummate the Transfer and the

Cancellation, (ii) the execution, delivery and performance by it of the Transaction Documents to which it is, or will be, a party and the consummation by it of the Transfer and the Cancellation has been duly authorized by all necessary action on its part and (iii) no other action on its part is necessary to authorize the execution and delivery by it of the Transaction Documents to which it is, or will be, a party and the consummation of the Transfer and the Cancellation. Each Transaction Document to which it is, or will be, a party has been, or will be, duly executed and delivered by PEPL and, assuming due and valid authorization, execution and delivery hereof by ETP, is, or will be, the valid and binding obligation of PEPL enforceable against it in accordance with its terms, except as may be limited by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (together with Section (A), the “Remedies Exceptions”);

(c) The execution, delivery and performance by it of the Transaction Documents to which it is, or will be, a party will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provisions of: (i) its certificate of limited partnership or limited partnership agreement; or the certificate of formation or limited liability company agreement of Trunkline; (ii) any material lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound; (iii) any material applicable laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court (“Laws”); or (iv) any material provision of any material contract to which it is a party or by which its assets are bound;

(d) The Trunkline Interest is duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of Trunkline and is fully paid and non-assessable;

(e) It owns directly the Trunkline Interest and has good and marketable title thereto, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims; and

(f) There is no outstanding agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person to acquire the Trunkline Interest that has not been waived.

Section 2.2 Representations and Warranties of ETP. ETP hereby represents and warrants that:

(a) It is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite limited partnership power and authority to own, operate or lease its properties and assets and to conduct its business as presently conducted;

(b) (i) It has all necessary limited partnership power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party and to consummate the Transfer and the Cancellation, (ii) the execution, delivery and performance by it of the Transaction Documents to which it is, or will be, a party and the consummation by it of the Transfer and the Cancellation has been duly authorized by all necessary action on its part and (iii) no other action on its part is necessary to authorize the execution and delivery by it of the Transaction Documents to which it is, or will be, a party and the consummation of the Transfer and the Cancellation. Each Transaction Document to which ETP is, or will be, a party has been duly executed and delivered by ETP and, assuming due and valid authorization, execution and delivery hereof by PEPL, is, or will be, the valid and binding obligation of ETP enforceable against it in accordance with its terms, except as may be limited by the Remedies Exception;

(c) The execution, delivery and performance by it of the Transaction Documents to which it is, or will be, a party will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provisions of: (i) its certificate of limited partnership or limited partnership agreement; (ii) any material lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound; (iii) any material applicable Laws; or (iv) any material provision of any material contract to which it is a party or by which its assets are bound;

(d) ETP is acquiring the Trunkline Interest to consummate the Assignment Transactions. ETP acknowledges that the Trunkline Interest has not been registered under federal and state securities Laws and that the Trunkline Interest may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under federal and state securities Laws or pursuant to an exemption from registration under any federal or state securities Laws; and

(e) It has, at all times since its formation, been classified for U.S. federal income tax purposes as a partnership, or as a disregarded entity, as the case may be, and not as a corporation.

Section 2.3 Disclaimer of Warranties. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS OWNED BY PEPL OR ETP AND THEIR RESPECTIVE SUBSIDIARIES, INCLUDING THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK

OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (C) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS. ETP ACKNOWLEDGES AND AGREES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS OF TRUNKLINE AND ITS SUBSIDIARIES, AND IT IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS OF TRUNKLINE AND ITS SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY PEPL. PEPL ACKNOWLEDGES AND AGREES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS OF ETP AND ITS SUBSIDIARIES, AND IT IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS OF ETP AND ITS SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ETP. NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF TRUNKLINE OR ETP OR THEIR RESPECTIVE SUBSIDIARIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THIS SECTION SHALL SURVIVE THE TRANSFER OF THE TRUNKLINE INTEREST OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS OF TRUNKLINE OR ETP AND THEIR RESPECTIVE SUBSIDIARIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

ARTICLE III

MISCELLANEOUS

Section 3.1 Survival of Representations and Warranties. The representations and warranties in this Agreement will survive the completion of the transactions contemplated hereby regardless of any independent investigations that each Party may make or cause to be made, or knowledge it may have, prior to the date of this Agreement and will continue in full force and effect for a period of one year from the date of Closing. At the end of such period, such representations and warranties will terminate, and no claim may be brought by any Party thereafter in respect of such representations and warranties.

Section 3.2 Headings; References, Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this

Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 3.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 3.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 3.6 Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (each, an “Action”), shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. The Parties irrevocably submit to the exclusive jurisdiction of (a) the Delaware Court of Chancery, and (b) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any Action (and each agrees that no such Action shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Action in (i) the Delaware Court of Chancery, or (ii) any state appellate court within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Action brought in any such court has been brought in an inconvenient forum. Each of the Parties also agrees that any final and non-appealable judgment against a Party in connection with any Action shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

Section 3.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.8 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 3.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 3.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 3.11 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the jurisdiction provided in Section 3.6. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.11 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

PANHANDLE EASTERN PIPE LINE COMPANY, LP

By:	Southern Union Panhandle LLC, its general partner

By:	/s/ Martin Salinas, Jr.
Name:	Martin Salinas, Jr.
Title:	Chief Financial Officer

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Martin Salinas, Jr.
Name:	Martin Salinas, Jr.
Title:	Chief Financial Officer

Signature Page to Transfer Agreement

ANNEX A

A-1